Exhibit 24.1

                         CONSENT OF ERNST & YOUNG LLP
                             INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to the 1994 Stock Incentive Plan of Signet Banking Corporation and to the incorporation by reference therein of our report dated January 21, 1994, with respect to the consolidated financial statements of Signet Banking Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


                                                       ERNST & YOUNG LLP

Richmond, Virginia
January 19, 1995